Exhibit 99.1

Contacts:	Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Rebecca Phillips Corporate Communications +1 (408) 789-4234 rphillips@accuray.com

Accuray Successfully Completes Acquisition of TomoTherapy

Transaction Combines Best-in-Class Technologies and Industry-Leading Talent to Create the Premier Radiation Oncology Company

SUNNYVALE, Calif., June 13, 2011 — Accuray Incorporated (Nasdaq: ARAY) announced today that it has completed its previously announced acquisition of TomoTherapy Incorporated (Nasdaq: TOMO). The combination creates the premier radiation oncology company, offering best-in-class technologies to fight cancer.  The combined company is focused on developing, manufacturing and selling personalized, leading-edge treatment solutions that revolve around the patient.

“The successful closing of this transaction is a significant accomplishment and an important milestone in Accuray’s history. Scale is important in the capital equipment industry, and today Accuray’s installed base more than doubles, generating greater opportunity for service revenue and for replacement business over time to customers who have purchased these best-in-class technologies,” said Euan S. Thomson, Ph.D., president and chief executive officer of Accuray. “We appreciate the support of our investors and the contributions of our stakeholders who helped us achieve this important transaction.  We look forward to working toward achieving our goals as a stronger, unified company.”

Accuray now offers radiation treatments tailored to the specific needs of each patient, ranging from high-precision radiosurgery for early-stage and localized disease to image-guided, intensity-modulated radiation therapy for more advanced disease sites throughout the body. These complementary patient populations are treated by the same medical specialty, creating a broader base of sales relationships for the company to leverage. By bringing together the expertise and complementary resources of both companies, Accuray becomes a stronger organization with greater scale to invest in the R&D that will keep it on the leading edge of innovation.

“This acquisition places Accuray in two market segments with good growth prospects and enhances our opportunity to grow shareholder value,” said Derek Bertocci, senior vice president, chief financial officer of Accuray. “We expect our new scale will help make revenue more predictable, and assist in making the TomoTherapy service business more efficient and ultimately profitable. Over the next 12 months we plan to make changes with the goal of achieving combined operating expense savings of $25 million in fiscal year 2013, with the majority of savings from corporate overhead and marketing.”

With the closing of the transaction, Accuray’s installed base increases from 226 to more than 550 Systems, installed in 32 countries. Accuray’s total number of employees doubles to more than 1,000 worldwide. Corporate headquarters will remain in Sunnyvale, California, but the company will maintain a significant presence in Madison, Wisconsin, where TomoTherapy’s headquarters were located. Euan Thomson will continue to serve as president and chief executive officer of Accuray.

With the closing of the transaction, TomoTherapy common stock will cease trading on NASDAQ before market open on June 13, 2011, and will no longer be listed on NASDAQ.

UBS Investment Bank served as Accuray’s financial advisor on the transaction, and Gibson, Dunn & Crutcher LLP served as its legal counsel.  BofA Merrill Lynch served as financial advisor to TomoTherapy. Sidley Austin LLP served as TomoTherapy’s legal counsel.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is the premier radiation oncology company. Accuray develops, manufactures and sells personalized, best-in-class treatment solutions that revolve around the patient. Accuray’s game-changing technologies — the CyberKnife System and TomoTherapy Systems — set the standard of care with the aim of helping patients live longer, better lives. To date, more than 200,000 patients worldwide have been treated using the company’s technologies and more than 550 systems have been installed in leading hospitals around the world. For more information, please visit www.accuray.com or www.accuraytomotherapy.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry and the transaction between Accuray and TomoTherapy.  Except for the historical information contained herein, the matters set forth in this press release, including the impact of the acquisition of TomoTherapy by Accuray, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or managements’ good faith belief as of that time with respect to future events.  You should not put undue reliance on any forward-looking statements.  Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include:  market conditions; the effect of the announcement of the closing of the transaction on Accuray’s business; the risk that Accuray will not realize the anticipated benefits of the transaction; the potential inability to successfully operate or integrate the TomoTherapy business; general industry and economic conditions; and other factors beyond the company’s control and the risk factors and other cautionary statements described in Accuray’s and TomoTherapy’s filings with the SEC.  Please refer to the Risk Factors section of Accuray’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, the Risk Factors set forth in TomoTherapy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, and as updated in TomoTherapy’s Form 10-Q for the fiscal quarter ended March 31, 2011, and the Risk Factors set forth in Accuray’s Registration Statement on Form S-4, filed with the SEC on April 7, 2011 and as amended on May 5, 2011 and May 9, 2011, for a further list and description of additional business risks, uncertainties, and other factors that may affect these statements.  Accuray does not intend to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

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